                 CITIZENS BANCSHARES OF SOUTHWEST FLORIDA, INC.

                                 EXHIBIT 10.3.1

                       AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), dated as of the 24th day of August, 1999, is entered into by and among CITIZENS BANCSHARES OF SOUTHWEST FLORIDA, INC., a Florida corporation (the "Company"), CITIZENS NATIONAL BANK OF SOUTHWEST FLORIDA, a national banking association (the "Bank") (the Company and the Bank are collectively referred to herein as the "Employer") and POLLY M. ROGERS ("Executive").

                             W I T N E S S E T H :

         WHEREAS, the Employer and Executive have entered into an Employment Agreement dated as of April 28, 1999 (the "Employment Agreement");

         WHEREAS, Executive is entitled under the terms of the Employment Agreement to be issued certain options as of April 28, 1999 to purchase shares of the common stock of the Company;

         WHEREAS, as of the date of this Amendment, Executive has not been issued any stock options by the Company;

         WHEREAS, Executive desires to waive any right to be issued stock options as of April 28, 1999 in consideration of the grant of incentive stock options by the Company to Executive pursuant to the Company's 1999 Stock Option Plan; and

         WHEREAS, the Board of Directors of the Company deems it to be in the best interest of the Company to grant to Executive certain stock options pursuant to the Company's 1999 Stock Option Plan.

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the parties hereto agree that the Employment Agreement is hereby amended by deleting Part C of Exhibit A in its entirety, and inserting the following in lieu thereof:

                C. STOCK OPTIONS. The Company shall grant to Executive, pursuant to the Company's 1999 Stock Option Plan (the "Plan"), incentive stock options to purchase Twenty Thousand (20,000) shares of the common stock of the Company at an exercise price equal to the fair market value of such shares on the date of grant. Unless sooner vested as a result of other terms of this or any other Agreement, twenty percent (20%) of these options shall vest on December 31, 1999, and twenty percent (20%) shall vest on the 31st day of December on each of the successive four years. Unless these options expire earlier pursuant to the terms of this Agreement, these options shall expire at the end of the ten-year period commencing on the date on which the options are granted. The provisions of this paragraph shall in no way limit the availability of additional options to executive.

         All other provisions of the Employment Agreement shall remain in full force and effect as originally written.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


"EXECUTIVE"                           "COMPANY"

                                      CITIZENS BANCSHARES OF
                                      SOUTHWEST FLORIDA, INC.


 /s/ Polly M. Rogers    (L.S)         By: /s/ Michael L. McMullan
------------------------                 --------------------------------
POLLY M. ROGERS                          Michael L. McMullan
                                         Chief Executive Officer



                                      "BANK"

                                      CITIZENS NATIONAL BANK OF
                                      SOUTHWEST FLORIDA


                                      By:  /s/ Michael L. McMullan
                                          --------------------------------
                                          Michael L. McMullan
                                          Chief Executive Officer